UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Eisenhower Parkway, Roseland, New Jersey	07068

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                              973-461-2500
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
On April 26, 2006, The BISYS Group, Inc. (the “Company”) announced that it has completed the restatement of its consolidated financial statements and filed its Annual Report on Form 10-K for fiscal year 2005 with the Securities and Exchange Commission (the “SEC”). The Company also announced that its delayed 2005 Annual Meeting of Stockholders (the “Annual Meeting”) has been scheduled to be held on June 13, 2006. A copy of the Company’s press release dated April 26, 2006 is attached hereto as Exhibit 99.1.
The Company intends to commence mailing of the notice and proxy statement and annual report to its stockholders on or about May 10, 2006, in order to comply with the NYSE listing requirement that the late annual report be distributed to stockholders within 15 days after the report is filed with the SEC. As a result, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices on or before May 6, 2006. In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before May 6, 2006. Proposals should be directed to the attention of the Secretary, The BISYS Group, Inc., 105 Eisenhower Parkway, Roseland, NJ 07068.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release of The BISYS Company issued on April 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
Date: April 28, 2006	By:	/s/ Steven J. Kyono
Steven J. Kyono
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of The BISYS Company issued on April 26, 2006.